Exhibit 10.30



THIS AGREEMENT dated the 27th day of October 2005 is made BETWEEN:-

(1) NARROWSTEP LIMITED (registered number 4412126) whose registered office is at 60 Parsons Green Lane, London SW6 4HU ("the Employer"); and

(2)  Steve Beaumont (the "Employee") of 35 Van Alen Building, Marine Parade,
     Brighton East Sussex BN2 1WP.

IT IS AGREED as follows:-

1.   DEFINITIONS

1.1. In this Agreement the following words have the following meanings:-

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
"Board"                                 The appointed Directors of Narrowstep Inc

"Business"                              the business of and any other trade or commercial
                                        activity of the Employer and the other Group
                                        Companies with which the Employee is concerned or
                                        involved to any material extent during his employment
                                        or which the Employer or any Group Company shall at
                                        the Termination Date have determined to carry on in
                                        the immediate or foreseeable future.

"Confidential Information"              information relating to the Business, products,
                                        affairs and finances of the Company or of any Group
                                        Company or of any of its or their suppliers, clients
                                        or customers that is now or hereafter confidential to
                                        it or to them or treated by it or them as such and
                                        trade secrets (including, without limitation,
                                        technical data, intellectual property rights as
                                        defined hereunder, processes, inventions, programming
                                        code both compiled and uncompiled, and know-how)
                                        relating to the business of the Company or of any
                                        Group Company or of any of its or their suppliers,
                                        clients or customers.

"Connected Person"                      with reference to any person, any person who is a
                                        connected person within the meaning of section 839 of
                                        the Income and Corporation Act 1988.

"Customer"                              any person:-
                                        with whom the Employee has dealt in relation to
                                        Restricted Products or Restricted Services or of whom
                                        or he has knowledge

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
                                        by virtue of his duties under this Agreement in the
                                        12 months preceding the Termination Date; and

                                        b) who shall at the Termination Date be negotiating
                                        with the Employer or any Group Company for the supply
                                        of any Restricted Products or the provision of any
                                        Restricted Services;

                                        c) to whom the Employer or any Group Company shall at
                                        any time during the period of 12 months prior to the
                                        Termination Date have supplied any Restricted
                                        Products or Restricted Services.

"Effective Date"                        1st November 2005

"Employment"                            the employment created as a result of this agreement.

"Group Company"                         any of:-
                                        a) the employer;

                                        b) any holding company for the time being of the
                                        Employer;

                                        c) any subsidiary for the time being of the Employer
                                        or any such holding company.

"Intellectual Property Rights"          all inventions, patents, registered designs,
                                        know-how, trade marks and service marks (whether
                                        registered or not), any trade, brand or business
                                        names and any distinctive sounds used to
                                        differentiate the goods and services of a business,
                                        domain names, utility models, copyright (including
                                        all such rights in computer software, information,
                                        know-how, techniques and records and any databases),
                                        moral rights and the goodwill attaching to any of
                                        them and applications for any of them and any rights
                                        or forms of protection of a similar nature and having
                                        equivalent or similar effect to any of them which may
                                        subsist anywhere in the world.

"Intellectual Property Material"        inventions, discoveries, processes, copyright works,
                                        designs, drawings, computer programs and codes and
                                        all other forms of data or records, procedures or
                                        systems in respect of which, in any case,
                                        Intellectual Property Rights subsist (or are

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
                                        capable of subsisting, subject to the making of the
                                        appropriate application or registration) and all
                                        other similar or analogous items.

"Material Interest"                     a) the holding of any position as director, officer,
                                        employee, consultant, adviser, partner, principal or
                                        agent;

                                        b) the direct or indirect control or ownership
                                        (whether jointly or alone) of any shares (or voting
                                        rights attached to them) or debentures (except for
                                        the ownership for investment purposes only of not
                                        more than 3% of the issued ordinary shares of any
                                        company whose shares are listed on any recognised
                                        investment exchange);

                                        c) the direct or indirect provision of financial
                                        assistance.

"recognised investment exchange"        shall have the meaning given by section 207 of the
                                        Financial Services Act 1986.

"Restricted Period"                     a period of 12 months commencing on the Termination
                                        Date.

"Restricted Products"                   any products of a kind which have been during the
                                        period of 12 months prior to the Termination Date
                                        dealt in, produced, marketed or sold by the Employer
                                        or Group Company in the ordinary course of business.

"Restricted Services"                   any services of a kind which have been in the period
                                        of 12 months prior to the Termination Date provided
                                        by the Employer or Group Company in the ordinary
                                        course of business.

"SSP"                                   statutory sick pay.

"Supplier"                              any person who shall at the Termination Date be
                                        negotiating with the Employer or Group Company to
                                        supply any Restricted Products or provide any
                                        Restricted Services or from whom the Employer or
                                        Group Company shall at any time during the period of
                                        one year prior to the Termination Date have acquired
                                        any Restricted Products or any Restricted Services
                                        including any person with whom the Employer or Group
                                        Company placed any

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
                                        order or entered into any contract to acquire or
                                        receive any goods or services or was entitled or
                                        obliged under any order to supply the Employer or
                                        Group Company with any goods or services with whom
                                        the Employee had business dealings on behalf of the
                                        Employer or Group Company.

"Termination Date"                      the date on which the Employee's employment under
                                        this Agreement terminates.

1.2. In this Agreement:-

     1.2.1. references to clauses are to clauses of this Agreement;

     1.2.2. references to persons include bodies corporate, unincorporated associations, governments, states, partnerships and trusts (in each case, whether or not having separate legal personality);

     1.2.3. the headings of clauses are for convenience only and shall not affect the interpretation of this Agreement;

     1.2.4. any reference to a statutory provision includes a reference to any modification, consolidation or re-enactment of the provision for the time being in force and all subordinate instruments, orders or regulations made under it;

     1.2.5. the eiusdem generis rule shall not apply so that general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

     1.2.6. "subsidiary" and "holding company" shall have the meanings given to them by sections 736 and 736A of the Companies Act 1985;

     1.2.7. references to a person acting "directly or indirectly" include acting alone or jointly with or by means of any other person;

     1.2.8. references to any document (including this Agreement) or a provision of such document shall be construed as a reference to that document or provision as from time to time supplemented varied or replaced.

2.   EMPLOYMENT

2.1. The Employer shall employ the Employee with the Title and Role defined in
     Schedule 1 or in such other position and roles as the Board from time to time may direct on the terms and subject to the provisions of this Agreement.

2.2. The Employee's employment shall (subject to termination as provided elsewhere in this Agreement) commence on the Effective Date and shall continue thereafter unless and until terminated by either party giving to the Notice Period stipulated in Schedule 1.

2.3. The Date of Commencement of the Employee's period of continuous employment is as specified in Schedule 1.

3.   DUTIES

3.1. The Employee shall perform all duties associated with their role. The Employee shall perform such other duties as may from time to time be assigned to him by or under the authority of the Board and shall comply with all reasonable directions made by or under the authority of the Board. The Employee may be required in pursuance of employment to be engaged not only on work on behalf of the Employer but also on work on behalf of any other Group Company.

3.2. During his employment, unless prevented by incapacity or otherwise agreed with the Employer, the Employee shall:-

     3.2.1. use his best efforts to promote the Employer's interests;

     3.2.2. devote the whole of his time, attention and abilities during normal business hours to the Employer's affairs;

     3.2.3. faithfully and diligently serve the Employer and the Group and perform his duties under this Agreement;

     3.2.4. conform to such hours of work as may from time to time reasonably be required of him;

     3.2.5. in all respects comply with all lawful and reasonable directions made by or under the authority of the Board; and

     3.2.6. keep the Board or a person duly authorised by the Board promptly and fully informed (in writing if so required) of his conduct of the business or affairs of the Employer or any other Group Company and provide such explanation as the Board or its nominee may require.

3.3. The Employee shall carry out his duties and exercise his powers jointly with any other Employee appointed by the Board from time to time.

3.4. The Employee may from time to time be required to spend periods of time travelling either in the United Kingdom or abroad in the discharge of his duties under this Agreement.

3.5. The Employee shall promptly disclose to the Board any interest of his own (or of any Connected Person):-

     3.5.1. in any trade, business or occupation which is in competition with the Employer or any Group Company;

     3.5.2. in any trade or business carried on by any supplier or customer of the Employer or any Group Company; and

     3.5.3. in any actual or proposed contract, arrangement or transaction entered into or to be entered into by the Employer or any Group Company.

3.6. During the period of his employment (including any period of suspension and any notice period) the Employee shall not (without the Board's prior written consent) hold or provide any Material Interest in or to any person which:-

     3.6.1. directly or indirectly competes with the Business; or

     3.6.2. impairs or might reasonably be thought by the Employer to impair his ability to act at all times in the best interests of the Employer or any Group Company.

3.7. The place where the Employee will normally work will be at the Employer's address stated above. However, if called upon to do so and without any further remuneration the Employee shall perform his duties at such other location or locations as the Employer shall require whether on a temporary or permanent basis.

4.   SALARY

4.1. The Employee's Annual Salary shall be as stipulated in Schedule 1, payable monthly in arrears by credit transfer.

4.2. The Employee's annual salary shall be reviewed on the Review Date specified in Schedule 1 of each year to take effect from that time and will be subject to the Employer's Performance Review Scheme. The Employer reserves the right to reduce the Employee's salary in the case of under performance.

4.3. The Employee's salary shall be deemed to accrue from day to day and shall be inclusive of all director's fees (if any) to which the Employee may be entitled and all remuneration which may become payable to the Employee by or in respect of services rendered by him to any Group Company.

4.4. The Employer reserves the right to deduct from the Employee's salary any amount of any statutory benefits receivable by him in the case of sickness.

4.5. The Employee shall be eligible to participate in the company's Stock option Scheme as detailed in Schedule 2

4.6. The Employee shall be eligible for bonus payments upon meeting certain criteria as outlined in Schedule 3

4.7. The Employee shall be eligible for additional benefits as stated in
     Schedule 4

5.   EXPENSES

5.1. The Employer (or another Group Company if appropriate) shall reimburse the Employee any travelling, hotel, entertainment and other out of pocket expenses properly incurred by the Employee in the course of the Employment subject to the production by the Employee of relevant invoices or other appropriate proof of expenditure to a maximum value of (pound)500 per calendar month. Expenses in excess of (pound)500 per month will require prior approval by the Employer.

5.2. The Employer shall reimburse the Employee for approved professional fees and membership of professional bodies at the discretion of the Employer.

6.   HOURS OF WORK AND HOLIDAYS

6.1. The normal business hours of the Employer are 09:00 - 18:00 Monday to Friday and shall apply to the Employee provided that the Employee shall work such further hours as may be necessary for the proper performance of his duties.

6.2. The Employee agrees that, notwithstanding the provisions of Regulation 4 of the Working Time Regulations 1998 relating to maximum weekly working time of 48 hours, the limit on maximum working time shall not apply to the Employee's employment. The Employee's agreement set out in this clause is given for an indefinite period, but shall be terminable on the Employee giving three months' prior written notice to the Employer.

6.3. The Employer's holiday year runs from 1st January. The Employee shall be entitled in each holiday year to 20 days Holiday Entitlement with full salary (in addition to statutory holidays) to be taken at times agreed with and approved by the Employer with a minimum of two weeks' advance notice.

6.4. The Employee shall be entitled to an additional 1 day of annual holiday for each complete year he has worked for the Employer after the completion of one year, up to a maximum of 8 additional days.

6.5. The Employee's holiday entitlement shall accrue pro rata (to the nearest whole day) to the proportion of a holiday year worked. In the year in which he joins the Employer the Employee shall be entitled to the appropriate pro rata holiday entitlement.

6.6. The Employee shall not be entitled to carry forward unused holiday entitlement from one holiday year to the next.

6.7. There will be no payment in lieu of any untaken holiday entitlement except in the year of termination of employment when the Employee will be entitled to a payment in lieu of accrued holiday pro rata in respect of each completed month of service in the holiday year in which the Employment terminates (rounded up or down to the nearest whole day). If the Employee has at the date of termination of employment taken more than holiday entitlement for that holiday year the Employer will be entitled to make an appropriate deduction from his final salary payment.

7.   SICKNESS ABSENCE AND SICK PAY

7.1. If the Employee is prevented by illness, accident or any other incapacity from fully carrying out his duties he shall comply with the following reporting procedure:-

     7.1.1. he must inform the Employer by telephone on the first morning of his absence indicating, if possible, its likely duration;

     7.1.2. if incapable of fully carrying out his duties for more than two consecutive working days, he must submit a self-certification sickness form or a medical certificate from a qualified and practising medical practitioner to Cliff Webb or Fiona Lemon;

     7.1.3. a medical certificate signed by a qualified and practising medical practitioner must be promptly submitted to the Employer if the Employee is incapable of fully carrying out his duties for more than seven consecutive days;

     7.1.4. thereafter the Employee should promptly submit certificates at weekly intervals covering the whole period of absence.

     7.1.5 the Employer reserves the right to call for medical certificates to cover absences of less than seven days.

     7.1.6 Statutory Sickness Pay will be paid by the Employer where appropriate in accordance with the legislation in force at the time of absence. Details of the payment of SSP can be obtained from Cliff Webb or Fiona Lemon.

7.2. Where practicable, the Employee shall use all reasonable efforts to recover compensation for loss of earnings and benefits over the period for which any salary has been or will be paid to him by the Employer under this clause and, unless deducted pursuant to one of the above provisions, shall account to the Employer for any such compensation less any costs and expenses borne by the Employee incurred in recovering such compensation (in an amount not exceeding the actual net salary paid to him). The Employee shall keep the Employer informed of the commencement, progress and outcome of any such claim.

8.   PENSIONS

The Employer does not operate a pension scheme in relation to the Employment.

9.   CONFIDENTIALITY AND COMPANY DOCUMENTS

9.1. The Employee shall keep secret and shall not at any time during the Employment or after its termination for whatever reason:-

     9.1.1. use any Confidential Information for his own or another's advantage; or

     9.1.2. disclose any Confidential Information to any person; or

     9.1.3. through any failure to exercise due care and diligence cause or fail to prevent any unauthorised disclosure of any Confidential Information.

9.2. The restriction contained in the above clause shall not apply:-

     9.2.1. to any disclosure or use authorised by the Board in writing or required to be made by law (other than by reason of a contractual obligation) or by the rules of any recognised investment exchange to which the Employer or any Group Company is subject; or

     9.2.2. where the information has become available to the public generally other than through unauthorised disclosure by the Employee or another.

10.   POST-TERMINATION RESTRICTIONS

10.1. The Employee shall not without the previous consent in writing of the Board (such consent not to be unreasonably withheld) directly or indirectly whether on his own account or on behalf of any other person:-

     10.1.1. during the Restricted Period:-
         in competition with the Employer or Group Company seek, canvass or solicit in any capacity whatsoever any business, orders or custom for any Restricted Products or Restricted Services from any Customer; or

     10.1.2. at any time after the Termination Date:-

         10.1.2.1. induce or seek to induce by any means any Customer to cease dealing with the Employer or Group Company or any supplier to cease supplying the Employer or Group Company or to restrict or vary the terms upon which any such Customer or supplier deals with the Employer or Group Company; or

         10.1.2.2. represent himself or permit himself to be held out by any person as being in any way connected with or interested in the Employer or Group.

10.2. The above restrictions shall apply to any action taken by the Employee or any interest which he may have (whether as agent, representative, principal, employee, partner, secondee or consultant or as a director of any company) and/or by any spouse of the Employee and/or by any company controlled, or business carried on, by him or any such spouse or through the means of any management agreement or technical assistance agreement in which the Employee has any interest.

11.   PROVISIONS RELATING TO RESTRICTIONS
The Employee acknowledges and agrees that:-

11.1. the Employer and each Group Company possesses a valuable body of Confidential Information and he has been given and will be given access to such Confidential Information to enable him to carry out his duties under this Agreement;

11.2. such duties include, amongst other things, a duty of trust and confidence and a duty to act at all times in the best interests of the Employer and the Group;

11.3. the Employer requires all of its senior employees to accept restrictions which are similar to those set out in this Agreement for the mutual protection of the Business and employees;

11.4. each of the restrictions contained in the preceding clauses constitutes an entirely separate and independent restriction on him;

11.5. the duration, extent and application of each of the restrictions are to protect the Employer's and the Group's trade connections with its suppliers and customers and to maintain the services of its key employees and are no greater than is necessary for the protection of the interests of the Employer and the other Group Companies;

11.6. if any such restriction shall be adjudged to be void as going beyond what is reasonable in the circumstances for the protection of the interests of the Employer and the other Group Companies but would be valid if part of the wording of such restriction was deleted and/or the period of such restriction was reduced was reduced the said restriction shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid and effective;

11.7. any breach of the undertakings contained in this Agreement could cause the Employer and any other Group Company irreparable injury in that monetary damages would not be an adequate remedy for any such breach. In the event of a breach or threatened breach by the Employee of any provision of this Agreement the Employee agrees that the Employer and any other Group Company shall be entitled to obtain an injunction restraining the Employee from breaching these provisions. Nothing contained in this Agreement shall be construed as prohibiting the Employer and any other Group Company from pursuing any other remedies available to it or them including recovery of monetary damages; and

11.8. the Employee acknowledges that he has an obligation to draw the restriction contained in this Agreement to the attention of any third party who may at any time either before or after the date of termination of the Employee's employment offer employment to the Employee.

12.   TERMINATION

12.1. The Employee's employment may be terminated by either party giving notice to the other in accordance with the notice provisions contained in this Agreement.

12.2. The Employee's employment under this Agreement shall in any event automatically terminate upon the day on which the Employee attains the age of 65 years (being the Employer's normal retirement age).

12.3. The Employer may terminate the Employee's employment by written notice having immediate effect or on the expiry of such period of written notice as the Employer may consider appropriate and without any obligation to pay any further sums to the Employee whether by way of damages, compensation or otherwise in respect of any notice period (but without prejudice to the rights and remedies of the Employer for any breach of this Agreement and to the Employee's continuing obligations hereunder) if the Employee:-

     12.3.1. commits any act of dishonesty or serious or persistent misconduct;

     12.3.2. becomes bankrupt or has a receiving or administration order made against or makes any formal arrangement or composition with creditors; or

     12.3.3. commits any serious breach of or persistently does not observe any of the provisions of this Agreement or refuses, neglects or fails to carry out his duties to the reasonable satisfaction of the Board or has, in the reasonable opinion of the Board, carried out his duties in a way which amounts to gross negligence; or

     12.3.4. becomes of unsound mind or a patient within the meaning of the Mental Health Act 1983; or

     12.3.5. is convicted of any criminal offence (other than an offence under the Road Traffic Acts for which a custodial sentence, either immediate or suspended, is not imposed) which prevents him from fulfilling his employment; or

     12.3.6. is guilty of any conduct which in the reasonable opinion of the Board brings him or the Employer or any other Group Company into disrepute; or

     12.3.7. is disqualified from driving or if he ceases to hold a valid United Kingdom or European Union driving licence (unless the Employee is able to make alternative travel arrangements in connection with the discharge of his duties under this Agreement at his own expense to the satisfaction of the Board); or

     12.3.8. fails to perform his duties to standards reasonably required by the Board (including reaching performance requirements set by the Board after receiving a written warning regarding poor performance from the Board).

12.4. Upon the giving of notice of termination for whatever reason by either party, the Employee shall:-

     12.4.1.deliver to the Employer (or to its order) all Intellectual Property
         Material, Confidential Information relating to the Employer (and any Group Company) and all books, documents, disks, software, papers (including copies), materials, credit cards, and other property relating to the business of the Employer (or any other Group Company) which may then be in his possession or under his control;

     12.4.2. upon request immediately resign any position in or office of the Employer or any other Group Company and if he should fail to do so within seven days the Employer is hereby irrevocably authorised to appoint some person as the Employee's attorney in his name and on his behalf to sign any documents or do any thing necessary to or desirable to give effect to this clause;

     12.4.3. not enter onto the premises of the Employer or of any other Group Company;

     12.4.4. upon request transfer to the Employer in accordance with the articles of association any shares held by him in the Company;

     12.4.5. not at any time after termination represent himself as being employed by or in any way connected with the Employer any Group Company; and

     12.4.6. immediately repay all outstanding debts to or loans from the Employer any Group Company and the Employer is hereby authorised to deduct from any sums due under this Agreement to the Employee a sum in repayment of all or any part of any such debts or loans.

12.5. During any notice period the Employee shall not contact or deal with the Employer's or any Group Company's customers, suppliers or employees.

12.6. The termination of the Employee's employment and/or this Agreement shall not affect such of the provisions of this Agreement as are expressed so that they have effect or are to operate after termination.

13.   INVENTIONS AND DESIGNS

13.1. The parties foresee that the Employee may make, discover or create Intellectual Property Rights in the course of his duties under this Agreement.

13.2. The Employee irrevocably agrees that all Intellectual Property Materials made, created, discovered, conceived, written, designed or originated by the Employee, whether alone or in conjunction with any other person, at any time whether before or after the Effective Date but after he became an employee of the Employer or of any other Group Company, whether capable of being patented or registered or not, and whether or not made, created, discovered, conceived, written designed or originated in the course of his employment, relating to the business of the Employer or any other Group Company or in any way capable of being used or adapted for use in or in connection with such businesses shall be immediately disclosed to the Employer (together, where relevant, with all information and data in his possession as to the exact mode of working, producing and using the same) and the Employee shall immediately assign to the Employer such Intellectual Property Materials and all Intellectual Property Rights relating thereto upon their creation, discovery, conception, drafting, design or origination (or to such other Group Company as the Employer may nominate for the purpose) together with, where necessary, all rights to apply for the Intellectual Property Rights.

13.3. The Employee shall if required to do so by the Employer at the Employer's expense do all things and execute all documents necessary to vest all such Intellectual Property Rights absolutely in the Employer or its nominees as absolute legal and beneficial owner (without payment to the Employee for them) and to secure, preserve and enforce all appropriate forms of protection therefore in any part of the world.

13.4. For the purpose of this clause, the Employee irrevocably appoints the Employer to be his attorney in his name and on his behalf to sign or execute any instrument or do any thing and generally to use his name for the purpose of giving to the Employer (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Employer that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

13.5. If the Employee makes or discovers or participates in the making or discovery of any Intellectual Property Right during his employment under this Agreement but which is not the property of the Employer under the preceding provisions of this section the Employer shall subject only to the provisions of the Patents Act 1977 have the right to acquire for itself or its nominee the Employee's rights in the Intellectual Property Right on fair and reasonable terms to be agreed or settled by a single arbitrator.

13.6. The Employee waives all moral rights (as defined in the Copyright, Designs and Patents Act 1988) in relation to the Intellectual Property Rights which are the property of the Employer by virtue of the preceding provision of this section.

13.7. Rights and obligations under this clause shall continue in force after termination of this Agreement in respect of Intellectual Property Rights made or discovered during the Employee's employment under this Agreement and shall be binding upon his personal representatives.

14.   GRIEVANCE AND DISCIPLINARY PROCEDURES

14.1. If the Employee has any grievance relating to his employment he may seek redress orally or in writing by initially referring the grievance to the Employee's Manager, as defined in Schedule 1, who will investigate the matter after discussion with the Employee and inform the Employee of the outcome of the investigation.

14.2. If the Employee's grievance is not resolved to his satisfaction he may refer the matter to the Employer's Compensation Committee who will also discuss the matter with the Employee and investigate before reaching a decision that will be regarded as final and binding.

14.3. All disciplinary matters will be dealt with in accordance with the Employer's Disciplinary Procedure.

15.   COMPANY RULES AND POLICIES

The Employee is required to familiarise himself with all of the Employer's rules regulations and policies and to comply with all those rules, regulations, policy statements and quality procedures which apply to him. Failure to do so may, in appropriate circumstances, lead to disciplinary action.

16.   COLLECTIVE AGREEMENTS

There are no collective agreements applicable to the Employee's employment.

17.   NOTICES

17.1. Any communications given under this Agreement shall be in writing and delivered personally or sent by facsimile transmission or recorded, special delivery or first class post (or air mail post if to an address outside the United Kingdom) to the address or facsimile number of the party who is to receive such communication or to such other address or facsimile number in the United Kingdom as may from time to time be specified by the relevant party as its address for the purpose of this clause. During the Employee's employment (including any notice period but excluding any period of suspension) any communications to the Employee by the Employer may also be sent by e1ectronic mail.

17.2. A communication shall be deemed to have been received:-

     17.2.1. if delivered personally, at the time of delivery; and

     17.2.2.if sent by prepaid recorded, special delivery or first class post, on the second business day after posting.

17.3. A communication received or deemed to be received on a day which is not a business day or after 5.00pm on any business day (according to local time in the place of receipt) shall be deemed to be received at 9.00am on the next business day.

18.   RIGHTS OF THIRD PARTIES

18.1. The Employee and the Employer agree that the obligations and duties to the Employer accepted by the Employee under this Agreement shall also be owed by him to any Group Company for which he performs services, carries out duties or to which he is seconded and that this Agreement may be enforced by any Group Company pursuant to section 1 of the Contracts (Rights of Third Parties) Act 1999.

18.2. Where a Group Company is entitled to enforce a term of this Agreement, the consent of such Group Company is not required for any amendment, variation or rescission of any provision of this Agreement.

18.3. Any benefits provided by the Employer to the Employee or his family which are not expressly referred to in this Agreement shall be regarded as ex gratia benefits provided at the Employer's discretion and shall not form part of the Employee's contract of employment.

18.4. Any benefits referred to in this Agreement as being provided to the Employee or his family shall be enforceable only by the Employee and by no other person.

19.   GENERAL

19.1. This Agreement takes effect in substitution for all previous agreements or arrangements whether written or oral between the parties all of which shall be deemed to have been terminated by mutual agreement as from the date of commencement of this Agreement and superseded by the terms of this Agreement.

19.2. Any provision of this Agreement which is expressed or intended to have effect on, or to continue in force, after termination of the Employee's employment or this Agreement shall have such effect or (as the case may be) continue in force after such termination.

19.3. The various provisions of this Agreement are severable and if any such provision shall, to any extent, be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and each of the provisions of this Agreement shall be valid, legal and enforceable to the fullest extent permitted by law.

19.4. The Employee warrants:-

     19.4.1. that in entering into this Agreement he will not thereby breach any other contract of employment or any other Agreement and agrees to indemnify the Employer against all costs, claims or demands suffered by it as a result of any alleged breach of contract by the Employee arising out of the acceptance of such offer by him; and

     19.4.2. he has no outstanding claims of any kind against the Employer or any other Group Company or against its or their assets (otherwise than in respect of remuneration and other benefits to which he is entitled accrued to the date of this Agreement but not yet received).

19.5. No amendment to this Agreement shall be effective unless made in writing and signed by or on behalf of the Employer and the Employee.

19.6. The Employer shall be entitled and authorised to set off and/or make deductions from the Employee's salary and/or from any other sums due to the Employee from the Employer any amount equal to any overpayment of any kind made to the Employee and/or any amount equal to any debt or other sum due from the Employee to the Employer.

19.7. The information in this Agreement constitutes a written statement of the terms of employment of the Employee in accordance with the provisions of the Employment Rights Act 1996.

19.8. No waiver by the Employer of any breach by the Employee of the terms of this Agreement, other by conduct or otherwise, nor any failure or forbearance or delay by the Employer in exercising any of its rights or remedies shall be deemed a waiver of any such breach nor shall it prevent the Employer from subsequently taking any action or making any claim in respect of such breach.

19.9. Any notice to be given by either party to the other may be served by sending the same by first class recorded delivery post addressed to the other party, in the case of the Employer at its registered office or in the case of the Employee last known residential address. Any notice so given shall be deemed to have been served at the expiration of 48 hours from the time of posting.

19.10. This Agreement shall be governed by and construed in accordance with the provisions of English law and any disputes or proceedings arising from it shall be subject to the exclusive jurisdiction of the English Courts.


IN WITNESS whereof this Agreement has been executed by the Employee as a deed on the date specified above

SIGNED AS A DEED

by Employee /s/ Steve Beaumont
            -----------------------------------------------
in the presence of:-

Witness' signature: /s/ Kathe Maxwell
                    ---------------------------------------
Witness' name:      MS. KATHE MAXWELL
                    ---------------------------------------

Witness' address:   35 VAN ALEN BLDG.
                    ---------------------------------------
                    BRIGHTON, UK BN21WP


SIGNED AS A DEED
for and on behalf of Narrowstep Limited /s/ Clifford Webb
                     --------------------------------------

in the presence of:-

Witness' signature: /s/ S. Fairman
                    ---------------------------------------
Witness' name:      S. FAIRMAN
                    ---------------------------------------

Witness' address:   33 Mornington Rd. London SE84BN
                    ---------------------------------------

Schedule 1

Title:                               Senior Vice President

Notice Period:                       One calendar month.

Date of Commencement:                1st November 2005

Annual Salary:                       (pound)80,000 (Eighty-thousand Pounds
                                     Sterling).

Review Date:                         Annually at the company's financial year
                                     end.

Holiday Entitlement:                 20 days, plus 1 day extra for each year
                                     worked to a maximum of 28 days.

Reporting to:                        The Narrowstep Board

Schedule 2 - Stock Option Plan

      a) As per separate agreement in accordance with the company's policy on Employee Share Options.

      b) 200,000 share options will be granted to you. 100,000 on joining at closing price on date of grant, which vest immediately, and 100,000 on completion of 3 months from joining, assuming neither party wishes to terminate the employment;

Schedule 3 - Bonus Payments

To be appointed by the Board at their discretion.

Schedule 4 - Additional Benefits

      a) 50,000 share options will be granted to you upon the company achieving audited quarterly profitability, which vest after audit signed off at closing price on date of grant;

      b) 100,000 share options will be granted to you upon the company achieving audited annual profitability which vest after audit signed off at closing price on date of grant;

      c) Period for qualifying - date of commencement to February 28, 2007 (Narrowstep year end):

      d) A new incentive program for the following fiscal year to be agreed.